Exhibit 99.1

JOINT FILING INFORMATION

Dated:    January 30, 2009


Name:             King Street Capital, Ltd.
Address:          c/o Codan Trust Company (B.V.I.) Ltd.
                  Romasco Place, Wickhams Cay 1
                  P.O. Box 3140, Road Town
                  Tortola, British Virgin Islands VG1110

By: /s/ Brian J. Higgins
    --------------------------------
    Name:  Brian J. Higgins
    Title: Director


Name:             King Street Capital Master Fund, Ltd.
Address:          c/o Codan Trust Company (B.V.I.) Ltd.
                  Romasco Place, Wickhams Cay 1
                  P.O. Box 3140, Road Town
                  Tortola, British Virgin Islands VG1110

By: /s/ Brian J. Higgins
    --------------------------------
    Name:  Brian J. Higgins
    Title: Director


Name:             King Street Master Advisors, L.L.C.
Address:          65 East 55th Street, 30th Floor
                  New York, New York 10022

By: /s/ Brian J. Higgins
    --------------------------------
    Name:  Brian J. Higgins
    Title: Managing Member